Exhibit 23.5

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement on Form S-4 (File No. 333-122522) of our report dated March 3, 2005, relating to the consolidated financial statements, which appears in the Annual Report of the Woronoco Bancorp, Inc. on Form 10-K for the year ended December 31, 2004.

/s/ Wolf & Company, P.C.

Boston, Massachusetts
June 10, 2005